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                                                       EXHIBIT 10(c)







               FIFTH AMENDED AND RESTATED PARTNERSHIP AGREEMENT

                     HOUSING DEVELOPMENT ASSOCIATES, S.E.


                            Dated:  August 1, 1994
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     This amended and restated partnership agreement (hereinafter referred to as the "Agreement") is made effective as of the first day of August, 1994 (hereinafter referred to as the "Fifth Amendment Date"), by and between INTERSTATE GENERAL PROPERTIES LIMITED PARTNERSHIP S.E., a limited partnership duly organized and existing under the laws of the State of Maryland (hereinafter referred to as "IGP"), and SUPRA AND COMPANY S.E., a special partnership organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter referred to as "SUPRA") and HDA MANAGEMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "HDAMC") and EQUUS GAMING COMPANY L.P., a limited partnership organized and existing under the laws of the Commonwealth of Virginia (hereinafter referred to as "Equus") and constitutes a restatement of the Deed of Constitution of Special Partnership executed by certain of said parties as of the 14th day of February, 1989, including any amendments thereof (hereinafter referred to as the "Deed").

                                    WHEREAS

     As of February 14, 1989, IGP and SUPRA (collectively the "Initial Partners") executed a Deed of Constitution of Special Partnership whereby they formed a special partnership (hereinafter the "Partnership") for the purpose of conducting the business of land development in general, building and sale of residential and/or commercial properties, the ownership of a race track, and the leasing of buildings and structures.

     As of April 15, 1992, IGP, SUPRA and Interstate Business Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "IBC") subscribed a "Second Amended and Restated Partnership Agreement" whereby IBC was admitted to the Partnership with a thirty-one percent (31%) ownership interest as of September 30, 1991.

     As of December 15, 1993, IGP, SUPRA, IBC and HDAMC subscribed a "Third Amended and Restated Partnership Agreement" whereby HDAMC was admitted to the Partnership with a one-percent (1%) interest.

     On July 21, 1994 (hereinafter referred to as the "Adjustment Date"), the Puerto Rico Racing Board approved HDAMC's acquisition of a fifteen percent (15%) interest. As of the Adjustment Date, IGP, SUPRA, IBC, and HDAMC subscribed a "Fourth Amended and Restated Partnership Agreement" whereby HDAMC's interest became fifteen percent (15%) (the "Adjustment").

     On the Fifth Amendment Date, IBC transferred its entire ownership interest in the Partnership to Equus, IGP transferred its entire interest in the profits (but not its interest in the capital) of the Partnership to Equus, IBC withdrew from the Partnership, Equus was admitted to the Partnership, and Equus was designated a Managing Partner.

     Now the Initial Partners, HDAMC, and Equus (collectively the "Partners" and individually a "Partner") desire to amend the Fourth Amended and Restated Partnership Agreement and to set forth the rights and obligations of the Partners in connection with the Partnership, their participation in any profits or liabilities derived therefrom, and their participation in any loss that may arise from such venture. Accordingly, the Partners agree herein as follows:

     One: Constitution of Partnership. The Partners hereby associate themselves as a partnership under the laws of the Commonwealth of Puerto Rico and have elected to be treated as a Special Partnership in accordance with the provisions of the Puerto Rico Income Tax Act of 1954, as amended (the "ITA")

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and Act Number 3 of September 27, 1985, amending Article 1589 of the Civil Code of Puerto Rico, for the purpose of engaging in the business of land development in general, the building and sale of residential and/or commercial properties, owning of a race track, leasing of buildings and structures, and performing any and all acts and services necessary or desirable in connection with the foregoing, including but not limited to the purchase, lease or otherwise the acquisition and use of real or personal property, entering into, making, performing and carrying out of contracts, borrowing money for the purposes of the Partnership and securing any such borrowing through the issuance of required loan documents, collateral agreements, securities and other guarantees proper or necessary to secure repayment thereof, and in general to do and perform any and all acts authorized to be done by partnerships under the laws of the Commonwealth of Puerto Rico.

     Two: Name and Principal Office of Partnership. The name of the Partnership shall be HOUSING DEVELOPMENT ASSOCIATES S.E., and the principal offices of the Partnership shall be located at 650 Munoz Rivera Avenue, Doral Building, Seventh Floor, Hato Rey, Puerto Rico 00918; postal address shall be G.P.O. Box 363908, San Juan, Puerto Rico 00936-3908, which location may be changed by the Managing Partners of the Partnership from time to time.

     Three: Term of Partnership: The term of the Partnership shall commence as of the date of execution of the Deed and shall continue for a period of 50 years from the date thereof, unless sooner terminated as provided in Section 22 hereof (except as otherwise provided, references to "Section" shall refer to Sections of this Agreement), and may be extended and continued for such additional periods as the Partners may agree.

     Four: Admission of Equus and Withdrawal of IBC. The Managing Partners hereby grant all necessary consents, approvals, and waivers as required under this Agreement (or under similar provisions of a predecessor agreement) to effectuate the following events that occurred on the Fifth Amendment Date:

     (a) IBC transferred its entire Partnership Interest (as that term is defined in Section 7(a)(iii)) to Equus. Pursuant to Section 7(c), Equus succeeded to IBC's Twenty-Six and Thirty-Five One Hundredths percent (26.35%) Percentage Partnership Interest, capital account, and shares of Partner Nonrecourse Debt Minimum Gain and Partnership Minimum Gain (as those terms are defined in Sections 16(h)(ii) and 17) as a result of the transfer.

     (b)  IBC withdrew from the Partnership.

     (c) IGP transferred a Forty and Sixty-Five One Hundredths percent (40.65%) Profits Interest (as that term is defined in Section 7(a)(v)) to Equus. Pursuant to Section 7(d), Equus succeeded to IGP's Forty and Sixty-Five One Hundredths percent (40.65%) Percentage Partnership Interest but did not succeed to IGP's capital account or IGP's share of Partner Nonrecourse Debt Minimum Gain and Partnership Minimum Gain as a result of the transfer described in the preceding sentence.

     (d) IGP retained a one percent (1%) Profits Interest and its entire Capital Interest (as those terms are defined in Sections 7(a)(i) and 7(a)(v)) in the Partnership. As a result of the transfer described in Section 4(c) IGP's Percentage Partnership Interest was reduced to One percent (1%). No adjustment shall be made to IGP's capital account or its shares of Partner Nonrecourse Debt Minimum Gain and Partnership Minimum Gain as a result of the transfer described in Section 4(c).


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     (e)  Equus was admitted as a substitute Partner in accordance with Section
20, with a Percentage Partnership Interest of Sixty-Seven percent (67%) and a capital account balance and shares of Partner Nonrecourse Debt Minimum Gain and Partnership Minimum Gain equal to such balance and such shares of IBC immediately before the transfer described in Section 4(a).

     (f) Equus was designated a Managing Partner (as that term is defined in Section 6).

     Five: Limited Purpose. The relationship between the Partners shall be limited to the performance of the specific purposes and objectives of the Partnership as set forth in this Agreement. Nothing herein shall be construed to create a general purpose partnership between the Partners; nor to authorize any Partner to act as general agent for any other; nor to confirm or grant to any Partner any proprietary interest in, or to subject any Partner to any liabilities for or in respect of, the business, assets, profits or obligations of any other Partner, except only to the extent and for the business contemplated by this Agreement.

     Six: Management of the Partnership. The business and affairs of the Partnership shall be supervised and controlled exclusively by the managing partners, Equus and HDAMC (collectively the "Managing Partners" and individually a "Managing Partner"). Notwithstanding the foregoing, Equus has exclusive authority to manage the Partnership, including to retain other persons to perform services for the Partnership, provided that approval of HDAMC shall be required for (i) any sale or disposition (either in a single transaction or series of related transactions) of Partnership assets having a fair market value in excess of $500,000, (ii) the incurrence of any indebtedness, including capitalized lease obligations, requiring aggregate payments by the Partnership in excess of $1,000,000, (iii) any transaction with any Partner or any affiliate of any Partner, or (iv) any amendment to this Agreement for which HDAMC's approval is required under Section 24 hereof. In furtherance of and subject to the foregoing, Equus shall have the power and authority to act on behalf of the Partnership in all acts and contracts, and, among others, to apply for and obtain loans, to approve the execution of contracts, execution of deeds, granting of mortgages over its real and personal properties and acquisition of assets and real property deemed by it necessary or convenient for its business, either by lease or outright purchase, to apply for and obtain any required license, permit or governmental authorization, and to perform any other act which the Partnership is authorized to do pursuant to the terms hereof as well as under the laws of the Commonwealth of Puerto Rico. Without the approval or authorization of Equus, no party (including no Partner) may act on behalf of the Partnership and no Partner shall be considered to be the agent of another. Notwithstanding the foregoing, Equus may appoint officers of the Partnership and delegate to such officers such powers, duties and authority as it shall deem appropriate. The actions of the Managing Partners require no ratification by any other Partners. The Managing Partners shall be the agents of the Partnership for the conduct of the Partnership's business. The Partnership shall reimburse Equus and HDAMC for all reasonable out-of-pocket expenses incurred by Equus and HDAMC, respectively, in connection with management of the Partnership, including reasonable directors' fees for directors who are not then existing officers or employees of the Partnership or any Managing Partner, and the reasonable cost of directors' and officers' liability insurance.

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     Seven:  Percentage Interests, Profits Interests, and Capital Interests.

     (a)  For purposes of this Agreement:

          (i) The term "Capital Interest" means, with respect to any Partner, the Partner's interest in the capital, as opposed to its interest in the profits, of the Partnership, for federal income tax purposes.

          (ii) The term "Partner" includes the owner of a Capital Interest or a Profits Interest.

          (iii) The term "Partnership Interest" means, with respect to any Partner, the Partner's ownership interest in the Partnership, including such Partner's Capital Interest, Profits Interest, Percentage Partnership Interest, its rights to distributions under Sections 18 and 23, and any other rights and obligations which such Partner has under this Agreement.

          (iv) The term "Percentage Partnership Interest" means, with respect to any Partner, the percentage interest of that Partner as provided in this
Section 7.

          (v) The term "Profits Interest" means, with respect to any Partner, the Partner's interest in the profits, as opposed to its interest in the capital, of the Partnership for federal income tax purposes.

     (b) Except as provided otherwise in this Agreement, the Percentage Partnership Interests of Equus, SUPRA, HDAMC, and IGP shall be, respectively, Sixty-Seven percent (67%), Seventeen percent (17%), Fifteen percent (15%) and One percent (1%).

     (c) If a Partner transfers all or a portion of that Partner's Partnership Interest (consisting of both a Profits Interest and a Capital Interest) in accordance with Section 20, the transferee of the Partnership Interest shall succeed to the Percentage Interest, capital account (as maintained under Section 17), and shares of Partner Nonrecourse Debt Minimum Gain and Partnership Minimum Gain (as those terms are defined in Section 16(h)(ii)) of the transferor to the extent it relates to the transferred Partnership Interest.

     (d) If a Partner transfers all or a portion of that Partner's Profits Interest (but does not transfer the corresponding Capital Interest) in accordance with Section 20:

          (i) The transferee of the Profits Interest shall succeed to the Percentage Interest of the transferor to the extent it relates to the transferred Profits Interest;

          (ii) The transferee of the Profits Interest shall not succeed to the capital account (as maintained under Section 17) of the transferor as a result of the transfer of the Profits Interest; and

          (iii) The transferee of the Profits Interest shall not succeed to the transferee's share of Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain (as those terms are defined in Section 16(h)(ii)) as a result of the transfer of the Profits Interest.

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     (e)  If a Partner transfers all or a portion of that Partner's Capital
Interest (but does not transfer the corresponding Profits Interest) in accordance with Section 20:

          (i) The transferee of the Capital Interest shall not succeed to the Percentage Interest of the transferor as a result of the transfer of the Capital Interest;

          (ii) The transferee of the Capital Interest shall succeed to the capital account (as maintained under Section 17) of the transferor to the extent it relates to the transferred Capital Interest; and

          (iii) The transferee of the Capital Interest shall succeed to the transferee's share of Partner Nonrecourse Debt Minimum Gain and Partnership Minimum Gain (as those terms are defined in Section 16(h)(ii)) to the extent that it relates to the transferred Capital Interest.

     Eight:  [Reserved]

     Nine: Appointment of Manager. The Managing Partners shall have authority to appoint and employ such managers, employees, consultants and agents for the Partnership, as they shall deem appropriate, and may delegate to such managers, employees, consultants and agents any and all offices, powers and authority hereunder.

     Ten: Limited Responsibility. The Partners shall not be personally liable for the debts, liabilities or obligations of the Partnership. Each Partner's liability and obligations with regards to the Partnership, shall be limited to the capital contribution actually made by such Partner to the Partnership.

     Eleven: Books and records. The Partnership shall maintain at its principal office full and proper records and books of account based upon generally accepted accounting principles, consistently applied. The fiscal year of the Partnership shall be the calendar year, or such other fiscal year as shall be determined by the Managing Partners and permitted by law.

     Twelve: Inspection of Books, Appointment of Accountants. Each of the Partners shall have the right at all reasonable times to have any and all of the Partnership's records and books of account inspected at its own expense by its own employees, attorneys or accountants.

     The Managing Partners shall at all times name and appoint such independent nationally recognized accounting and auditing firm (the "Partnership Accountants") as in their sole discretion shall be determined.

     Thirteen: Bank Account. The Partnership shall maintain such bank accounts as shall be approved by the Managing Partners.

     The Managing Partners shall determine the individuals authorized to draw checks against the Partnership bank accounts. Such drawings shall require not less than two (2) signatures.

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     Fourteen:  Profits, Losses, and Tax Allocations.

     (a) The net income or net loss, respectively, for federal and Puerto Rico tax purposes shall be determined annually by the Partnership Accountants. The Partnership Accountants shall prepare the income tax returns for the Partnership as soon as possible after the end of each of the Partnership's fiscal years.

     (b) For purposes of this Agreement the terms "Profits" and "Losses" mean the income or loss of the Partnership for "book" purposes under Treas. Reg.
Section 1.704-1(b)(2)(iv). In particular, and without limitation, the terms "Profits" and "Losses" mean, for any fiscal year, the net income or net loss, respectively, of the Partnership as reported by the Partnership for federal income tax purposes, except that (i) items of income, gain, loss, and deduction relating to property contributed to the Partnership shall be computed as if the basis of the property to the Partnership at the time of contribution were equal to its fair market value on that date (for purposes of this clause (i), (A) the amount of any depreciation, amortization, or other cost recovery deduction allowable for any period with respect to property contributed to the Partnership shall be an amount that bears the same ratio to the fair market value of the property on the date of contribution as the federal income tax depreciation, amortization, or other cost recovery deduction bears to the adjusted tax basis of the property on the date of contribution; provided, however, that if the adjusted tax basis of the property on the date of contribution is zero, depreciation, amortization, or other cost recovery deduction shall be determined with reference to the fair market value of the property on the date of contribution using any reasonable method selected by the Managing Partners and (B) gain or loss resulting from any disposition of such property with respect to which gain or loss is recognized for federal income tax purposes shall be computed under this sentence as if such property had an adjusted basis on the date of contribution equal to its fair market value on such date and all subsequent adjustments were made in accordance with subclause (A) of this clause (i)), (ii) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss, and any related expenses not allowed as a deduction pursuant to Section 265 of the Internal Revenue Code of 1986 (hereinafter referred to as "Code") shall be subtracted from such taxable income or loss, (iii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b) and not otherwise taken into account under this Section 14(b) shall be subtracted from such income or loss, and (iv) if there has been an adjustment to the Partners' capital accounts pursuant to Section 17(d) to reflect the unrealized income, gain, loss, or deduction inherent in Partnership property: (A) depreciation, amortization, or other cost recovery deductions with respect to such property for each fiscal year or other period shall equal an amount which bears the same ratio to the fair market value of such property on the date of such adjustment as the federal income tax depreciation, amortization, or other cost recovery deductions for such year or other period bears to the adjusted tax basis of such property on such date (provided, however, that if the adjusted tax basis of the property on the date of such adjustment is zero, depreciation, amortization, or other cost recovery deduction shall be determined with reference to the fair market value of the property on the date of adjustment using any reasonable method selected by the Managing Partners); and (B) gain or loss resulting from any disposition of such property with respect to which gain or loss is recognized for federal income tax purposes shall be computed under this sentence as if such property had an adjusted basis on the date of such adjustment equal to its fair market value on such date and all subsequent

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adjustments for depreciation, amortization, or other cost recovery deductions were made in accordance with subclause (A) of this clause (iv). The term "Profits" means a net positive amount and the term "Losses" means a net negative amount for the Partnership fiscal year determined after making the adjustments described in this Section 14(b) and after removing any amounts of income or gain allocated under Sections 16(a), 16(b), or 16(c) of this Agreement.

          For Partnership fiscal years ending after HDAMC is admitted as a Partner, the term "LDA Profits" shall mean the net positive amount and the term "LDA Losses" shall mean the net negative amount of items entering into the computation of Profits and Losses for such Partnership fiscal year that are attributable to the LDA Receivable. For Partnership fiscal years ending after HDAMC is admitted as a Partner, the term "General Profits" shall mean the net positive amount and the term "General Losses" shall mean the net negative amount of items entering into the computation of Profits and Losses for such Partnership fiscal year other than those items that are attributable to the LDA Receivable.

          For purposes of this Agreement, the term "LDA Receivable" shall mean an approximately $13.2 million note receivable ($11.9 million principal plus $1.3 million in accrued and unpaid interest) payable by Land Development Associates S.E. to the Partnership. For purposes of this Agreement, the term "attributable to the LDA Receivable" shall mean items entering into the computation of Profits and Losses, cash or any tax item that, in the good faith opinion of the Managing Partners, are attributable to the LDA Receivable (including items that constitute, or result from, the accrual of interest with respect to the LDA Receivable, payments of principal on the LDA Receivable, gain or loss from the disposition of the LDA Receivable, the utilization of any of the interest payments, principal payments and disposition proceeds thereafter, and associated expenses).

     (c) In the event of any changes in any Partner's Percentage Partnership Interest during the fiscal year, then for purposes of this Agreement, the Managing Partners shall take into account the requirements of Code Section 706(d) and shall have the right to select any reasonable method of determining the varying interests of the Partners during the year which is consistent with the terms of this Agreement and which satisfies Code Section 706(d).

     (d) All items of income, gain, loss, and deduction, and all tax preferences, depreciation, accelerated cost recovery system deduction and investment interest and other tax items of the Partnership for each fiscal year (collectively referred to as "Partnership Tax Items") shall be allocated for federal tax purposes to the Partners in accordance with this Section 14(d).

          (i) Except as provided in Sections 14(d)(ii) and (iii), Partnership Tax Items shall be allocated for tax purposes in accordance with the allocations of Profits, Losses, LDA Profits, LDA Losses, General Profits, General Losses or other items under Sections 15 and 16 hereof. For purposes of the preceding sentence, an allocation to a Partner of a share of Profits, Losses, LDA Profits, LDA Losses, General Profits or General Losses shall be treated as an allocation to such Partner of the same share of each Partnership Tax Item that is taken into account in computing such Profits, Losses, LDA Profits, LDA Losses, General Profits or General Losses.

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          (ii) Gain or loss upon sale or other disposition of any property contributed to the Partnership or any depreciation, amortization, or other cost recovery deduction allowable with respect to the basis of property contributed to the Partnership shall be allocated for tax purposes among the contributing and non-contributing Partners so as to take into account the difference between the adjusted tax basis and the fair market value of the property on the date of its contribution to the extent permitted by Treas. Reg. Section 1.704-3 or such superseding regulations as may be promulgated in accordance with Code Section 704(c). In making allocations pursuant to the preceding sentence, the Managing Partners are authorized to apply any method or convention required or permitted by Code Section 704(c); provided, however, that the Managing Partners shall select such method or convention as, in their opinion, will take such variation fully into account. In applying the preceding sentence the Managing Partners shall, to the extent allowable under applicable Treasury Regulations, select a method of applying Code Section 704(c) that results in allocations of Partnership Tax Items to noncontributing Partners that are no less favorable than that which would be allocated to such Partners but for the application of the "ceiling" rule described in Treas. Reg. Section 1.704-3. Further, Equus and its partners shall cause the tax items of Equus to be allocated among such partners in a manner that preserves the effect of the application of Code
Section 704(c) described in the preceding sentence.

          (iii) If there has been an adjustment to the Partners' capital accounts pursuant to Section 17(d) to reflect the unrealized income, gain, loss or deduction inherent in Partnership property, then Partnership Tax Items with respect to such property and, if necessary, other property, shall be allocated to the Partners for federal income tax purposes so as to take into account the difference between the adjusted tax basis of such property and the value at which it is reflected in the Partners' capital accounts. In making allocations pursuant to the preceding sentence, the Managing Partners are authorized to apply any method or convention required or permitted by Code Section 704(c); provided, however, that the Managing Partners shall select such method or convention as, in their opinion, will take such variation fully into account. Further, Equus and its partners shall cause the tax items of Equus to be allocated among such partners in a manner that preserves the effect of the application of Code Section 704(c) described in the preceding sentence. Notwithstanding any other provision of this Section 14(d), the Managing Partners shall apply Code Section 704(c) in respect of the Adjustment in a manner that, to the greatest extent possible, results in the allocation of Partnership Tax Items to HDAMC in each fiscal year in amounts no less favorable than the allocations of General Profits or General Losses (or items thereof) to HDAMC in such fiscal year. The allocations under this Section 14(d)(iii) are intended to comply with paragraphs (b)(2)(iv)(f)(4) and (b)(4)(i) of Treas. Reg. Section 1.704-1 and shall be interpreted consistently with such regulation to effectuate such intent.

          (iv) In making the allocation among the Partners of gain or Profit, the ordinary income portion, if any, of such gain or Profit caused by the recapture of cost recovery or any other deductions shall be allocated among those Partners who were previously allocated the cost recovery or any other deductions in proportion to the amount of such deductions previously allocated to them. It is intended that the Partners, as between themselves, shall bear the burden of recapture caused by cost recovery or other deductions which were previously allocated to them, in proportion to the amount of such deductions which have been allocated to them, notwithstanding that a Partner's share of Profits, Losses or liabilities may increase or decrease from time to time. This Section 14(d)(iv) is intended to govern solely the character of certain items allocated to a Partner for federal tax purposes and nothing contained in

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this Section 14(d)(iv) is intended to change the amount of income (or other tax items) allocated to any Partner.

     Fifteen:  Allocation of Losses.    Losses of the Partnership shall be
allocated to the Partners in accordance with the provisions of this Section 15.

     (a) LDA Losses shall be allocated forty-nine percent (49%) to IGP, thirty-one percent (31%) to IBC and twenty percent (20%) to SUPRA.

     (b) General Losses allocable to periods after December 15, 1993, and prior to the Adjustment Date, shall be allocated forty-eight percent (48%) to IGP, thirty-one percent (31%) to IBC, twenty percent (20%) to SUPRA and one percent (1%) to HDAMC.

     (c) General Losses allocable to periods after the Adjustment Date and prior to the Fifth Amendment Date, shall be allocated Forty-One and Sixty-Five One Hundredths percent (41.65%) to IGP, Twenty-Six and Thirty-Five One Hundredths percent (26.35%) to IBC, Seventeen percent (17%) to SUPRA and Fifteen percent (15%) to HDAMC.

     (d) General Losses allocable to periods after the Fifth Amendment Date shall be allocated among the Partners in proportion to their Percentage Partnership Interests. Notwithstanding the preceding sentence, General Losses
(i) that are allocable to periods after the Fifth Amendment Date, (ii) that otherwise would be allocated to Partners other than HDAMC under the preceding sentence, and (iii) that are equal in an aggregate amount to fourteen percent (14%) of the General Losses, if any, allocable to periods after December 15, 1993, and prior to the Adjustment Date, (whether allocated under this Agreement or pursuant to a provision of a predecessor Partnership agreement) shall be allocated to HDAMC. In applying the second sentence of this Section 15(d), General Losses shall first be allocated among the Partners under the first sentence of this Section 15(d) and any amounts allocated to HDAMC under the second sentence shall be subtracted from the amounts of General Losses allocated to Partners other than HDAMC under the first sentence in proportion to the amounts otherwise allocated to such Partners. The Managing Partners may make appropriate adjustments in allocating General Losses (or items entering into the computation of General Losses) under this Section 15(d) in the case where General Profits allocable to periods after December 15, 1993 and prior to the Adjustment Date are unlikely to be offset properly by allocations to HDAMC of General Profits allocable to periods after the Fifth Amendment Date under the second and third sentences of Section 16(g).

     (e)  For purposes of this Section 15:

          (i) The term "Amendment Year" shall mean the Partnership fiscal year beginning before the Fifth Amendment Date and ending on or after the Fifth Amendment Date.

          (ii) The term "Pre-Amendment Losses" shall mean, in the case of the Amendment Year, the General Losses for such fiscal year computed as if such fiscal year ended on the Fifth Amendment Date.

          (iii) The term "Post-Amendment Losses" shall mean, in the case of the Amendment Year, the General Losses for such fiscal year computed as if such fiscal year began on the day after the Fifth Amendment Date.

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          (iv)  The term "General Losses allocable to periods after December
15, 1993, and prior the Adjustment Date" shall mean, in the case of the Amendment Year, the Pre-Amendment Losses for such year multiplied by a fraction, the numerator of which is the number of days in the Amendment Year that are on or before the Adjustment Date and the denominator of which is the number of days in the Amendment Year that are on or before the Fifth Amendment Date.

          (v) The term "General Losses allocable to periods after the Adjustment Date and prior to the Fifth Amendment Date" shall mean, in the case of the Amendment Year, the Pre-Amendment Losses for such year multiplied by a fraction, the numerator of which is the number of days in the Amendment Year that are both after the Adjustment Date and before or on the Fifth Amendment Date and the denominator of which is the number of days in the Amendment Year that are on or before the Fifth Amendment Date.

          (vi) The term "General Losses allocable to periods after the Fifth Amendment Date," shall mean: (A) in the case of the Amendment Year, the Post-Amendment Losses for such fiscal year; and (B) in the case of Partnership fiscal years after the Amendment Year, the General Losses for such fiscal year.

     (f) Notwithstanding the other provisions of this Section 15, to the greatest extent possible, the Managing Partners shall make such allocations of Losses, LDA Losses, General Losses, or items of loss or deduction in accordance with Section 19 as are necessary to implement the basic economic arrangement of the Partners as described in Section 19.

     Sixteen: Special Allocations and Allocation of Profits. Certain items of income or gain required to be allocated to a Partner under federal income tax regulations and the Profits of the Partnership shall be allocated to the Partners in accordance with the provisions of this Section 16.

     (a) If there is a net decrease during a Partnership fiscal year in Partnership Minimum Gain then, to the extent required by Treas. Reg. Section 1.704-2(f), each Partner shall be allocated items of Partnership income and gain for that year (and, if necessary, for succeeding years) equal to that Partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(g)(2)). It is the intent of the Partners that this Section 16(a) constitute a Partnership Minimum Gain Chargeback provision under Treas. Reg. Section 1.704-2(f) and be interpreted consistently with such regulation to effectuate such intent.

     (b) If there is a net decrease during a Partnership fiscal year in Partner Nonrecourse Debt Minimum Gain then, to the extent required by Treas. Reg. Section 1.704-2(i)(4), any Partner with a share of that Partner Nonrecourse Debt Minimum Gain (as determined under Treas. Reg. Section 1.704-2(i)(5)) at the beginning of such fiscal year shall be allocated items of Partnership income and gain for such fiscal year (and, if necessary, for succeeding years) equal to that Partner's share of the net decrease in the Partner Nonrecourse Debt Minimum Gain (within the meaning of Treas. Reg.
Section 1.704-2(i)(4)). It is the intent of the Partners that this Section 16(b) constitute a Partner Nonrecourse Debt Minimum Gain chargeback provision under Treas. Reg. Section 1.704-2(i)(4) and be interpreted consistently with such regulation to effectuate such intent.

     (c) If any Partner unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that causes or increases a deficit in such

Partner's Adjusted Capital Account Balance items of Partnership income and gain shall be allocated to all such Partners in proportion to such deficits being offset to eliminate such deficits as quickly as possible. It is the intent of the Partners that this Section 16(c) constitute a qualified income offset provision under Treas. Reg. Section 1.704-1(b)(2)(ii)(d) and be interpreted consistently with such regulation to effectuate such intent.

     (d) LDA Profits shall be allocated forty-nine percent (49%) to IGP, thirty-one percent (31%) to IBC and twenty percent (20%) to SUPRA.

     (e) General Profits allocable to periods after December 15, 1993, and prior to the Adjustment Date, shall be allocated forty-eight percent (48%) to IGP, thirty-one percent (31%) to IBC, twenty percent (20%) to SUPRA and one percent (1%) to HDAMC.

     (f) General Profits allocable to periods after the Adjustment Date and prior to the Fifth Amendment Date shall be allocated Forty-One and Sixty-Five One Hundredths percent (41.65%) to IGP, Twenty-Six and Thirty-Five One Hundredths percent (26.35%) to IBC, Seventeen percent (17%) to SUPRA and Fifteen percent (15%) to HDAMC.

     (g) General Profits allocable to periods after the Fifth Amendment Date, shall be allocated among the Partners in proportion to their Percentage Partnership Interests. Notwithstanding the preceding sentence, General Profits
(i) that are allocable to periods after the Fifth Amendment Date, (ii) that otherwise would be allocated to Partners other than HDAMC under the preceding sentence, and (iii) that are equal in an aggregate amount to fourteen percent (14%) of the General Profits, if any, allocable to periods after December 15, 1993, and prior to the Adjustment Date, (whether allocated under this Agreement or pursuant to a provision of a predecessor Partnership agreement) shall be allocated to HDAMC. In applying the second sentence of this Section 16(g), General Profits shall first be allocated among the Partners under the first sentence of this Section 16(g) and any amounts allocated to HDAMC under the second sentence shall be subtracted from the amounts of General Profits allocated to Partners other than HDAMC under the first sentence in proportion to the amounts otherwise allocated to such Partners. The Managing Partners may make appropriate adjustments in allocating General Profits (or items entering into the computation of General Profits) under this Section 16(g) in the case where General Losses allocable to periods after December 15, 1993 and prior to the Adjustment Date are unlikely to be offset properly by allocations to HDAMC of General Losses allocable to periods after the Fifth Amendment Date under the second and third sentences of Section 15(d).

     (h)  For purposes of this Section 16:

          (i) The term "Adjusted Capital Account Balance" means a Partner's capital account balance (a) increased by any amount that such Partner is obligated to restore under Treas. Reg. Section 1.704-1(b)(2)(ii)(c) (including any addition thereto pursuant to the next to last sentences of Treas. Reg.
Section 1.704-2(g)(1) and (i)(5) after taking into account thereunder any changes during such fiscal year in Partnership Minimum Gain and in Partner Nonrecourse Debt Minimum Gain) and (b) decreased by any adjustments, allocations, and distributions specified in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) as are reasonably expected to be made to such Partner. A distribution or allocation will result in a Partner having a deficit Adjusted Capital Account Balance to the extent such distribution or allocation either will create or increase a deficit balance in such Partner's capital account after making the adjustments described in the preceding sentence.

          (ii) The terms "Partnership Minimum Gain" and "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treas. Reg. Section 1.704-2(d) and (i)(3), respectively.

          (iii) The term "Amendment Year" shall mean the Partnership fiscal year beginning before the Fifth Amendment Date and ending on or after the Fifth Amendment Date.

          (iv) The term "Pre-Amendment Profits" shall mean, in the case of the Amendment Year, the General Profits for such fiscal year computed as if such fiscal year ended on the Fifth Amendment Date.

          (v) The term "Post-Amendment Profits" shall mean, in the case of the Amendment Year, the General Profits for such fiscal year computed as if such fiscal year began on the date after the Fifth Amendment Date.

          (vi) The term "General Profits allocable to periods after December 15, 1993, and prior to the Adjustment Date," shall mean, in the case of the Amendment Year, the Pre-Amendment Profits for such fiscal year multiplied by a fraction, the numerator of which is the number of days in the Amendment Year that are on or before the Adjustment Date and the denominator of which is the number of days in the Amendment Year that are on or before the Fifth Amendment Date.

          (vii) The term "General Profits allocable to periods after the Adjustment Date and prior to the Fifth Amendment Date" shall mean, in the case of the Amendment Year, the Pre-Amendment Profits for such year multiplied by a fraction, the numerator of which is the number of days in the Amendment Year that are both after the Adjustment Date and before or on the Fifth Amendment Date and the denominator of which is the number of days in the Amendment Year that are on or before the Fifth Amendment Date.

          (viii) The term "General Profits allocable to periods after the Fifth Amendment Date," shall mean: (A) in the case of the Amendment Year, the Post-Amendment Profits for such fiscal year; and (B) in the case of Partnership fiscal years after the Amendment Year, the General Profits for such fiscal year.

     (i) Notwithstanding the other provisions of this Section 16, to the greatest extent possible, the Managing Partners shall make such allocations of Profits, LDA Profits, General Profits or items of income or gain in accordance with Section 19 as are necessary to implement the basic economic arrangement of the Partners as described in Section 19.

     Seventeen: Capital Accounts. Separate capital accounts shall be maintained for each Partner. All allocations of Partnership income, gain, Profit and Loss and all capital contributions by and all distributions to the Partners shall be credited or charged, as the case may be, to the separate capital accounts of the Partners in accordance with this Section 17.

     (a)  The capital accounts of each Partner shall be increased by:

          (i) The amount of any cash contributed to the Partnership by or on behalf of such Partner;

          (ii) The fair market value of any property other than cash contributed to the Partnership by or on behalf of such Partner; and

          (iii) The amount of any Profits, LDA Profits, General Profits or items of income or gain allocated to such Partner under Section 16 of this Agreement or to such Partner under a similar provision in a predecessor Partnership agreement of the Partners.

     (b)  The capital accounts of each Partner shall be reduced by:

          (i)  The amount of any cash distributed to such Partner,

          (ii) The fair market value of any property other than cash distributed to such Partner; and

          (iii) The amount of any Losses, LDA Losses, General Losses or items of deduction or loss allocated to such Partner under Section 15 of this Agreement or to such Partner under a similar provision in a predecessor Partnership agreement of the Partners.

     (c) If any property other than cash is distributed to a Partner, the capital accounts of the Partners shall be adjusted to reflect the manner in which gain or loss that has not previously been reflected in the capital accounts would be allocated among the Partners under Sections 15 and 16 of this Agreement if the distributed property had been sold by the Partnership for a price equal to its fair market value on the date of distribution.

     (d) The Managing Partners may, upon the occurrence of one of the events described in Section 17(d)(ii), increase or decrease the capital accounts of the Partners in accordance with Section 17(d)(i) to reflect a revaluation of Partnership property.

          (i) Any adjustments made under this Section 17(d) shall reflect the manner in which the unrealized income, gain, loss, or deduction inherent in Partnership property (to the extent that it has not been reflected in the capital accounts previously) would be allocated among the Partners under Sections 15 and 16 if the Partnership had sold all of its property for its fair market value on the date of adjustment. The adjustments described in this
Section 17(d)(i) shall be based on the fair market value of Partnership property on the date of adjustment.

          (ii) The Managing Partners may make the capital account adjustments described in this Section 17(d) upon the occurrence of the following events:
(A) a contribution of money or other property (other than a de minimis amount) to the Partnership by a new or existing Partner as consideration for an interest in the Partnership; (B) a distribution of money or other property (other than a de minimis amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership; or (C) the liquidation of the Partnership.

          (iii) The adjustments described in this Section 17(d) are intended to comply with Treas. Reg. Section 1.704-1(b)(2)(iv)(f) and shall be interpreted consistently with such regulation to effectuate such intent. See Section 14(b)(iv) for special rules for the computation of Profits and Losses in the case of an Adjustment under this Section 17(d).

          (iv) The Adjustment constituted an event described in Section 17(d)(ii)(A) and the Managing Partners shall make the adjustments described in
Section 17(d)(i) as of the Adjustment Date (to the extent that such adjustments have not been made pursuant to a similar provision in a predecessor Partnership agreement). It is anticipated that the capital account of each Partner, after taking into account (1) any adjustments to the capital account under Sections 17(a)(iii) and 17(b)(iii) to be made in order to reflect Partnership operations up to and including the Adjustment, as well as future allocations of LDA Profits, LDA Losses, General Profits (but only until the allocations made under the second sentence of Section 16(g) have been given full effect), and General Losses (but only until the allocations made under the second sentence of Section 15(d) have been given full effect), (2) the adjustments described in
Section 17(d)(i), (3) the adjustments under Section 17(a)(i) to reflect the Contingent Contribution, and (4) prior and future adjustments under Sections 17(b)(i) and 17(b)(ii) that have been or are expected to be made in order to reflect any distribution described in Sections 18(b) 18(c), and 18(d), shall be in proportion to such Partner's Percentage Partnership Interest immediately after the Adjustment. In accordance with Section 19, the Managing Partner shall take such steps as are necessary, consistent with Treas. Reg.
Section 1.704-1(b)(2)(iv)(f), to achieve the anticipated result specified in the preceding sentence, including correcting the aggregate adjustment under
Section 17(d)(i) and making special allocations of items of income, gain, loss, or deduction among the Partners under Section 19 in order to reflect properly the basic economic arrangement of the Partners as described in Section 19.

     (e) The Managing Partners shall have the authority to make such changes in the allocations of Profits or Losses to the Partners under Sections 15 and 16 of this Agreement, and to make such adjustments to the capital accounts of IGP, Equus and HDAMC as is necessary in order that the allocations of Profits or Losses to IGP, Equus and HDAMC have substantial economic effect (or are otherwise recognized for United States federal tax purposes) and are consistent with the economic arrangement of the Partners. The allocations set forth in Sections 16(a), 16(b), and 16(c), and such part of the allocations under
Section 15 that constitute Nonrecourse Deductions and Partner Nonrecourse Deductions (within the meaning of Treas. Reg. Section 1.704-2(c) and (i)(2), respectively), together with allocations made under similar provisions in a predecessor Partnership agreement of the Partners (collectively referred to as the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations promulgated under Code Section 704(b). It is the intent of the Partners that, to the greatest extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 17(e). Therefore, notwithstanding any other provisions of Sections 15 and 16 (other than the Regulatory Allocations), the Managing Partners shall make such offsetting special allocations of income, gain, loss, or deductions in whatever manner they determine appropriate so that, after the Regulatory Allocations and such offsetting allocations are made, each Partner's capital account balance is, to the greatest extent possible, equal to the capital account balance such Partner would have had if the Regulatory Allocations were not part of the Partnership Agreement and all Partnership items were allocated pursuant to Sections 15 and 16 (without regard to the Regulatory Allocations). In exercising their discretion under this
Section 17(e) the Managing Partners shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made to the extent that taking into account such future Regulatory Allocations would not affect the economic arrangement of the Partners. The preceding two sentences are intended to eliminate, to the greatest extent possible, any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

     (f) Notwithstanding anything herein to the contrary, it is the understanding and intent of the Partners that none of the provisions described in Sections 14, 15, 16, 17, 18, 19, 23(c) and 24 hereof relating to the determination, recognition, definition and allocation of income, gain, profits, losses, deductions, capital accounts, basis, distributions, and other economic interests for federal income tax purposes (including, but not limited to, allocations made to comply with Treas. Reg. Section 1.704-1 and 1.704-2 and allocations made to minimize any economic distortions arising therefrom) shall:
(1) affect the otherwise applicable rules and regulations to SUPRA under the laws of Puerto Rico; (2) adversely affect any allocation of income, gain, profits, losses, deductions, capital accounts, basis, distributions and other economic interests that SUPRA is entitled to receive under the laws of Puerto Rico; or (3) subject SUPRA to any liabilities for federal income taxes; and in order to comply with this subsection (f), the Managing Partners shall take all necessary actions and make any necessary adjustment and allocation to the Partnership accounts as are necessary to implement and comply with the terms of this subsection (f) and to reflect properly the implementation of this subsection (f). It is the intent of the Partners that this subsection (f) clarifies that SUPRA's economic interest in the Partnership, as determined by the basic economic arrangement of the Partners, will not be affected by any provision related to federal income taxes.

     (g) The Partnership Accountants shall annually provide SUPRA, together with a copy of the annual financial statement for each fiscal year, a statement certifying any allocation and adjustment made at year end to SUPRA's interest and account in the Partnership which were necessary to reflect, and conform such interest and account with, the full implementation of this Section 17(f), pursuant to the laws of Puerto Rico, to SUPRA's interest and accounts, including the year-end balances of such accounts and SUPRA's capital account as a result thereof.

     (h) The transferee of an interest in the Partnership shall succeed to the capital account of the transferor of such interest to the extent provided in
Section 7.

     (i) In the event that the Partnership is "liquidated" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), a Partner who holds a Profits Interest ("Profits Interest Holder") that corresponds to a Capital Interest held by another Partner ("Capital Interest Holder") shall contribute to the Partnership an amount equal to the excess of (A) that portion of the positive balance of the capital account of the Capital Interest Holder (as determined under Section 17, after taking into account all capital account adjustments attributable to Partnership operations up to and including such liquidation) that corresponds to such Profits Interest; over (B) the amount that the Capital Interest Holder would receive under Section 23 with respect to the portion of such capital account described in clause (A) of this sentence, but for the application of this Section 17(i).

     Eighteen:  Cash Distributions.

     (a) To the extent permitted by the Annual Tax Payment Agreement as defined in that certain indenture by and among the Partnership, the Partnership's subsidiary, El Comandante Capital Corp., and Banco Popular de Puerto Rico, as Trustee, dated as of December 15, 1993, (the "Indenture"), the Partnership shall distribute to the Partners for each fiscal year an amount equal to the product of (i) the Partnership's net income for such fiscal year determined in accordance with generally accepted accounting principles, consistently applied, and (ii) the highest of the then applicable highest United States federal or Puerto Rico personal or corporate income tax rate (the "Highest Tax Rate"). Such distributions shall be made at such times as shall be determined by Equus, provided that within 75 days of the close of each fiscal year Equus shall determine the maximum amount permitted to be distributed under this Section 18(a) for such fiscal year ("Maximum Annual Amount") and shall distribute within 90 days of the close of such fiscal year the excess of the Maximum Annual Amount for such fiscal year over the aggregate distributions previously made in respect of such fiscal year. Distributions under this Section 18(a) shall be made in proportion to the Partners' Percentage Partnership Interests; provided, however, that appropriate adjustments will be made to reflect the fact that HDAMC does not share in the LDA Losses and LDA Profits and the special allocation of General Profits under the second sentence of Section 16(g) and General Losses under the second sentence of Section 15(d).

     (b) As soon as practicable after the date of this Agreement, the Partnership shall make a distribution to HDAMC in an aggregate amount equal to the amount in the Hold-Back Account as defined in Section 18(f) (to the extent that such distribution has not previously been made under a similar provision in a predecessor Partnership agreement).

     (c) To the extent permitted by the Indenture, the Partnership shall make distributions of funds attributable to the LDA Receivable (to the extent that such funds have not been distributed under Section 18(a)) to IGP, Equus and SUPRA in such amounts and at such times as shall be determined by Equus; provided, however, that all distributions under this Section 18(c) shall be made forty-nine percent (49%) to IGP, thirty-one percent (31%) to Equus and twenty percent (20%) to SUPRA. For purposes of the preceding sentence, a distribution of the LDA Receivable or a portion thereof shall be treated as a distribution of funds attributable to the LDA Receivable.

     (d) To the extent permitted by the Indenture, after HDAMC is admitted to the Partnership and prior to the Adjustment, the Partnership shall make cash distributions of funds that are not attributable to the LDA Receivable (to the extent that such funds have not been distributed under Section 18(a) or pursuant to a similar provision in a predecessor Partnership agreement) to the Partners in such amounts and at such times as shall be determined by the Managing Partners; provided, however, that (i) no distribution shall be made under this Section 18(d) until all advances made by the Partners pursuant to
Section 8 of this Agreement, together with any interest accrued thereon shall have been paid, and (ii) all distributions under this Section 18(d) shall be made to the Partners in proportion to their Percentage Partnership Interests under the Third Amended and Restated Partnership Agreement.

     (e) To the extent permitted by the Indenture, after the Adjustment, the Partnership shall make cash distributions of funds that are not attributable to the LDA Receivable (to the extent that such funds have not been distributed under Sections 18(a) or (d)) to the Partners in such amounts and at such times as shall be determined by the Managing Partners; provided, however, that (i) no distribution shall be made under this Section 18(e) until all advances made by the Partners pursuant to Section 8 of this Agreement, together with any interest accrued thereon, shall have been paid, and (ii) all distributions under this Section 18(e) shall be made to the Partners in proportion to their Percentage Partnership Interests. In any year in which there has been a change in the Percentage Partnership Interests of the Partners (other than changes made by the Adjustment), distributions shall be made under this Section 18(e) to reflect properly such change.

     (f) In determining the amount available under Sections 18(d) or (e) for distribution to the Partners, the Managing Partners shall take into consideration the anticipated needs of the Partnership for working capital and future expansion, amounts needed to pay or reserve against existing and anticipated operating expenses and obligations, and such other factors as the Managing Partners deem relevant, including the reserve for contingencies.
Until the Racing Board approved or denied the Adjustment, the Managing Partners were required under a predecessor Partnership agreement to hold an amount equal to fifteen percent (15%) of the amount otherwise available for distribution under a provision of such predecessor Partnership agreement that was similar to
Section 18(d) in a separate account (the "Hold-Back Account") and were prohibited from distributing the funds in the Hold-Back Account until the Racing Board approved or denied the Adjustment.

     Nineteen: Economic Arrangement of the Partners. It is the intent of the Partners that all distributions of cash or other property, including amounts distributed upon liquidation of the Partnership, shall be made in accordance with the basic economic arrangement of the Partners. The basic economic arrangement of the Partners is as follows: (i) the distribution of all funds attributable to the LDA Receivable shall be made in accordance with Section 18(c) (or, where applicable, under a similar provision in a predecessor Partnership agreement); (ii) the "Closing Distribution" (as that term was defined in the Fourth Amended and Restated Agreement of the Partnership) was made in accordance with Section 18(d) of the Fourth Amended and Restated Agreement of the Partnership; and (iii) the Net Distributions (as defined in the next sentence) shall be made in proportion to each Partner's Percentage Partnership Interest immediately after the Adjustment; provided, however, that in applying this clause (iii) to a Partner that has a Profits Interest (or Capital Interest) in excess of its Capital Interest (or Profits Interest), appropriate adjustments will be made to reflect properly the application of the rules set forth in Sections 7(d) or 7(e) to the transfers that gave rise to such excess. For purposes of the preceding sentence, the term "Net Distributions" at any time shall mean the net amount of all distributions that have been made or are expected to be made after HDAMC was admitted to the Partnership (including distributions to be made in liquidation of the Partnership) other than those specified in clauses (i) and (ii) of this Section
19. In order to reflect properly the basic economic arrangement of the Partners, the Managing Partners shall, to the extent possible, make special allocations of Profits, Losses, LDA Profits, LDA Losses, General Profits, General Losses, and items of income, deduction, gain, or loss under Sections 15(f) and 16(i) as are necessary to properly reflect the basic economic arrangement of the Partners as described in clauses (i), (ii), and (iii) of this Section 19. In applying the preceding sentence the Managing Partners shall take into account the requirement under Section 23(c) that liquidating distributions are to be made in accordance with capital account balances and the adjustments that are to be made to the capital accounts under Section 17, including adjustments to be made under Section 17(d) and the adjustments to be made under Sections 17(a) and 17(b) to reflect contributions, distributions and the allocations of items under Sections 15 and 16 (including those made under Sections 15(f) and 16(i) pursuant to this Section 19), and the application of Sections 7(d) and 7(e) to transfers of Profits Interests and Capital Interests, respectively.

     Twenty:  Transfer of Interests.

     (a) Except as provided in this Section, the Partners may transfer their Partnership Interests subject to a right of first refusal exercisable by the Partnership; provided, however, that such right of first refusal shall not apply to the transfers described in Section 4(a) and (c). The transferring Partner is required to advise the Partnership by written notice of the price, terms and conditions of a third-party bona fide written offer to purchase any Partnership Interest at least sixty (60) days prior to the proposed transfer. Said right of first refusal shall be exercisable by the Partnership at the price and on the terms and conditions set forth in such written offer and the Partnership must notify the transferring Partner of its intention to purchase its Partnership Interest at least thirty (30) days prior to the proposed date of transfer. In the case of a gratuitous transfer of a Partnership Interest, said right of first refusal shall be at fair market value as determined by an independent appraisal. Until admitted to the Partnership as a Partner, a transferee of an interest in the Partnership pursuant to this Section 20 shall be entitled to receive the distributions from this Partnership to which the transferor would otherwise be entitled but shall not become entitled to exercise any rights of a Partner. However, in the case of any purported transfer not permitted under any other subsection of this Section 20, the purported transfer shall be void and the purported transferee shall not receive any distribution. Notwithstanding any other provision of this Section 20, a transferee of an interest in this Partnership shall be admitted as a Partner only with the consent of all Managing Partners, which consent may be given or withheld in the sole and absolute discretion of the Managing Partners. A Partner shall cease to be a Partner upon the transfer of all of its interest (including all Profits Interests and Capital Interests) in the Partnership.

     (b) Unless all Managing Partners consent to the transfer, no Partner shall transfer a Partnership Interest to any other person to the extent that such transfer, if effected, would cause a termination of the Partnership for federal income tax purposes under Code Section 708(b). Unless all Managing Partners consent to the transfer, any attempt to transfer a Partnership Interest that, if effected, would cause a termination of the Partnership is not effective to transfer the Partnership Interest to the purported transferee thereof and the purported transferee shall not be entitled to any rights as a Partner of the Partnership.

     (c) Except as provided in Section 4(c), IGP may not transfer any interest in the Partnership before the date that is one (1) year and one (1) day after the later of the Fifth Amendment Date or the date on which IGC distributes an interest in Equus to its Unitholders (hereinafter referred to as the "Amendment Anniversary"). HDAMC may not transfer any of its interest in the Partnership prior to December 16, 1994 (hereinafter referred to as the "Closing Anniversary"). In addition, IGP and HDAMC may not transfer an interest in the Partnership (hereinafter referred to as the "Interstate Subject Transfer") if such interest when combined with all other interests transferred (or deemed to be transferred) by IGP (other than the interest transfer described in Section 4(c)), IBC, Equus, or HDAMC within one (1) year of such Interstate Subject Transfer would exceed a forty-one and one-half percent (41-1/2%) (such percent hereinafter referred to as the "Limitation Percent") interest in the Partnership in the aggregate. If, as permitted under the Third Amended and Restated Partnership Agreement, SUPRA has transferred more than an eight-percent (8%) interest in the Partnership prior to the Closing Anniversary, then
(i) in the case of Interstate Subject Transfers occurring prior to the Closing Anniversary, the limitation contained in the preceding sentence shall be applied by substituting "forty and one-half percent (40 1/2 %)" for the

Limitation Percent contained therein; (ii) in the case of Interstate Subject Transfers occurring on or after December 16, 1994, and before December 16, 1995, the limitation contained in the preceding sentence shall be applied by substituting "thirty-nine and one-half percent (39 1/2%)" for the Limitation Percent contained therein; and (iii) notwithstanding the limitations contained in the preceding sentence, IGP and HDAMC may transfer, in the aggregate, up to an additional three-percent (3%) interest upon the expiration of one (1) year from first date on which Supra has transferred since December 15, 1993, a three-percent (3%) interest in the Partnership.

     (d) SUPRA may not transfer more than an eight-percent (8%) interest in the Partnership prior to the Closing Anniversary. After the Closing Anniversary, SUPRA may not transfer any interest in the Partnership (hereinafter referred to as the "Supra Subject Transfer") if such interest when combined with all other interests transferred by SUPRA within one (1) year of such Supra Subject Transfer would exceed an eight-percent (8%) interest in the Partnership in the aggregate. If, as permitted under the Third Amended and Restated Partnership Agreement, SUPRA transfers more than an eight-percent (8%) interest in the Partnership prior to the Closing Anniversary SUPRA may not transfer any interest in the Partnership (hereinafter referred to as the "Alternative Supra Subject Transfer") if such interests when combined with all other interests transferred by SUPRA within one (1) year of such Alternative Supra Subject Transfer would exceed a six-percent (6%) interest in the Partnership in the aggregate.

     (e) If, prior to the Closing Anniversary, SUPRA has not transferred any interest in the Partnership and does not have a commitment from a buyer to acquire an interest in the Partnership, then IGP, HDAMC and SUPRA shall not be subject to the limitations imposed by subsection (c) and (d), as the case may be, and shall be subject to the limitations imposed by this Section 20(e). In such a circumstance:

          (i) IGP and HDAMC may transfer an interest in the Partnership to the extent that such transfer would be permitted under the first three sentences of
Section 20(c). In addition to the transfers described in the preceding sentence and in Section 4(c), IGP and HDAMC may transfer, in the aggregate, up to an eight-percent (8%) interest in the Partnership prior to December 15, 1995.

          (ii) Except as provided in Sections 4(c) and 20(e)(i), IGP and HDAMC may not transfer any more interests in the Partnership before the Amendment Anniversary;

          (iii) SUPRA may not transfer an interest in the Partnership until one (1) year has elapsed following the date on which IGP and HDAMC have transferred the additional eight-percent interest (8%) in the Partnership described in the last sentence of Section 20(e)(i); and

          (iv) Upon the expiration of the one-year period described in Section 20(e)(iii), SUPRA may not transfer an interest if such interest when combined with all other interests transferred by SUPRA within one (1) year of the transfer would exceed a sixteen-percent (16%) interest in the Partnership in the aggregate.

     (f) Subsections (c), (d) and (e), above, are not intended to waive any other provision of this Section 20, including in particular subsection (b). To the extent necessary to comply with subsection (b), the interests that IGP, IBC and HDAMC may transfer in any one (1) year period may be reduced by any

Partnership interest transferred or deemed to be transferred in connection with the Closing, the Adjustment, the events described in Section 4, or the distribution of Equus interests by IGC to its Unitholders.

     (g) Unless otherwise precluded from doing so under this Section 20, upon Equus becoming a Qualified Public Company (as that term is defined in the offering memorandum issued in connection with the Closing) HDAMC shall transfer its interest in the Partnership to Equus; provided, however, that HDAMC shall only transfer its entire interest at one time, and may not make a transfer of less than its entire interest, to Equus in exchange for an equity interest in Equus with a fair market value equal to the greater of (i) the fair market value of HDAMC's interest in the Partnership on the date of transfer or
(ii) the sum of (x) one-half of the fair market value on the date of the transfer of the interest that HDAMC would have received if HDAMC had transferred its entire interest in the Partnership to Equus on the date that Equus became a Qualified Public Company and (y) one-half of the fair market value of HDAMC's interest in the Partnership on the date of transfer. The fair market value of the interests will be determined by an independent financial expert.

     (h) Any person that acquires a Partnership interest from IGP, IBC, HDAMC or SUPRA may not transfer such interest within two (2) years of the Fifth Amendment Date without the consent of the Managing Partners.

     (i) Except as otherwise provided in this Section 20, the transfer of an interest in the Partnership shall include a transfer of a Partnership Interest, a Capital Interest, or a Profits Interest.

     Twenty-One:  Indemnification.

          The Partnership shall indemnify, to fullest extent of Puerto Rico law, the Managing Partners and their shareholders, partners, directors, officers, employees, and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by any of those persons in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if such person's actions did not constitute gross negligence, willful misconduct or fraud.

     Twenty-Two:  Termination of the Partnership.

     (a) The Partnership may be terminated at any time by the mutual agreement of all the Partners.

     (b) The Partnership shall be terminated if a Managing Partner is adjudicated bankrupt or insolvent, or if an assignment of its assets is made for the benefit of its creditors, or if a trustee is appointed to take care of its assets, or if a voluntary petition for relief in bankruptcy is filed by such Managing Partner.

     (c) Upon the termination of the Partnership on account of an event described in subsection (b) above, a majority in interest of the Partners other than such Managing Partner shall have a right of first refusal to purchase the assets of the Partnership at their then fair market value as determined by independent appraisal.

     Twenty-Three: Liquidation of Partnership. Upon termination of the Partnership for any reason, the Partnership shall continue its business solely for the purpose of winding up its affairs and shall be liquidated as rapidly as business judgment permits. All decisions with respect to the disposition of the Partnership's assets, collections, or compromise of any amounts receivable and payment or compromise of any amounts payable by the Partnership, shall be made by the Managing Partners. The assets of the Partnership shall be applied for the following in the following manner:

     (a) First, to the payment or provision for payment of all debts and obligations of the Partnership to creditors, other than the Partners, and for the expenses of winding up the affairs of the Partnership.

     (b) Second, to the payment of all amounts payable by the Partnership to the Partners, other than in respect to Partners' capital accounts.

     (c) Third, all remaining assets of the Partnership shall be distributed to the Partners in accordance with the positive balance in each Partner's capital account as adjusted under Section 17 to reflect all Partnership operations up to and including the liquidation.

     Twenty-Four:  Amendments.

     (a) Except as provided in subsection (b) below, amendments to this Agreement require the prior approval of all Partners.

     (b) Acting jointly, the Managing Partners, after thirty (30) days notice to the Partners and subject to subsection (c) below, may amend this Agreement, without the approval of the other Partners: (i) to change the name of the Partnership or its registered agent or registered office or the location of its principal registered office; (ii) to make any change necessary or advisable in the good faith opinion of the Managing Partners to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes and will remain qualified as a special partnership under the ITA; (iii) to make any change that is necessary or desirable to satisfy any requirements contained in any opinion, directive, order, ruling or regulation of any federal or state agency (including the Puerto Rico Racing Board), compliance with which the Managing Partners in their good faith judgment deem to be in the best interests of the Partnership and the Partners; (iv) to make any change that is required to bring the Partnership into compliance with the Puerto Rico Racing Industry and Sport Act; (v) to make any change necessary or desirable in the good faith opinion of the Managing Partners to facilitate the public trading of Partnership interests including changes that may be necessary to ensure that the Partnership interests may qualify as Listed Securities (as that term is defined in the offering memorandum issued in connection with the Closing) provided that any such change that has a material adverse effect on distributions and allocations of profits and losses to HDAMC in a manner that is inequitable or disproportionate between the Partners will require the consent of two-thirds of the number of outstanding shares of Class A Stock of HDAMC and shares of Class A Stock of HDAMC for which outstanding warrants are then exercisable; (vi) to make any change to reflect the reduction of HDAMC's interest in the Partnership as a result of the Partnership performing its guarantee obligations under the warrant agreement between the Partnership, HDAMC and Banco Popular de Puerto Rico as warrant agent (the "Warrant Agreement"); (vii) to make any change that is of an inconsequential nature and does not affect the Partners in any material respect; and (viii) to make any other changes similar to the foregoing.

     (c) Notwithstanding the foregoing, the Managing Partners may not amend the Partnership Agreement in any manner that would disproportionately and inequitably affect the interests of the Partners without the consent of Partners holding seventy percent (70%) of the Percentage Interests of the Partnership.

     Twenty-Five: Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matters hereof.

     Twenty-Six: Notices. Any and all notices or other communication or deliveries required or permitted to be given pursuant to any of the provisions of this Agreement, shall be deemed to have been duly given for all purposes to be sent by certified or registered mail, return receipt requested, and postage pre-paid, hand delivered or sent by telegraph or telex to the parties hereto at the following addresses: (a) IGP: P.O. Box 363908, San Juan, Puerto Rico 00936-3908; (b) SUPRA: P.O. Box 362528, San Juan, Puerto Rico 00936-2528;
(c) Equus:  Dresden Farm, Route 734, Middleburg, Virginia 22117; and (d) HDAMC:
P.O. Box 363908, San Juan, Puerto Rico 00936-3908, or (e) at such other address as any Partner may have specified by notice given to the other Partners in accordance with this section. The date of giving any such notice shall be the date the same is deposited in the mail, as such date appears in the postage cancellation affixed by the United States Postal Service.

     Twenty-Seven: Waiver of Provisions. Except as provided in Section 4, no waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver and no waiver shall be deemed a continuing waiver or waivers in respect of any subsequent breach or default, of either a similar or different nature, unless expressly so stated in writing.

     Twenty-Eight: Separability. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be affected without the illegal clause, section or part, shall nevertheless continue in full force and effect.

     Twenty-Nine: Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the Commonwealth of Puerto Rico. It is the intention of the parties that the Partnership be governed by the provisions of Special Partnerships of the Civil Code of Puerto Rico. The Partnership shall file with the Secretary of the Treasury of the Commonwealth of Puerto Rico its option to have the Partnership operate as a Special Partnership under the provisions of Act Number 8 of July 1985, as may be amended from time to time.

     Thirty: Jurisdiction of Courts. Each of the parties hereto consents to the jurisdiction of the Courts of the Commonwealth of Puerto Rico, with respect to any matter arising under this Agreement, and shall subject itself to the jurisdiction of such Courts and agrees that service of process upon it, may be made in any matter permitted by the laws of the Commonwealth of Puerto Rico.

     Thirty-One:    Successors.  This Agreement and the various rights and
obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     Thirty-Two: Headings. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify or interpret or construe the intent of the parties to affect any of the provisions of this Agreement.

     Thirty-Three: Certain Terms. The use of the term Partner in this document shall be understood to include and mean the singular and/or plural as the identity of the parties or the situation so requires.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date and year first above written.

               INTERSTATE GENERAL PROPERTIES
               LIMITED PARTNERSHIP S.E.

               By:  INTERSTATE GENERAL COMPANY L.P.
                    Its General Partner

               By:  INTERSTATE GENERAL MANAGEMENT
                    CORPORATION
                    Its Managing General Partner


               By:  /s/ Donald G. Blakeman
                    ------------------------------
                    Donald G. Blakeman
                    Executive Vice President


               EQUUS GAMING COMPANY L.P.

               By:  INTERSTATE GENERAL COMPANY L.P.
                    Its General Partner

               By:  INTERSTATE GENERAL MANAGEMENT
                    CORPORATION
                    Its Managing General Partner


               By:  /s/ Donald G. Blakeman
                    ------------------------------
                    Donald G. Blakeman
                    Executive Vice President



               HDA MANAGEMENT CORPORATION


               By:  /s/ Donald G. Blakeman
                    -----------------------------
                    Donald G. Blakeman
                    President

Affidavit No. 45

     Subscribed before me by Donald G. Blakeman, of legal age, married and resident of San Juan, Puerto Rico, in his capacity as Executive Vice President of Interstate General Management Corporation, the Managing General Partner of Interstate General Company L.P., the Managing General Partner of Interstate General Properties Limited Partnership S.E., and President of HDA Management Corporation, to me personally known.

     In San Juan, Puerto Rico, this 1st day of August, 1994.



                         /s/ Armando Martinez Fernandez
                         -------------------------------------
                                   NOTARY PUBLIC